EXHIBIT 10.1
LAM RESEARCH CORPORATION
1997 Stock Incentive Plan
Restricted Stock Unit Award Agreement
(U.S. Agreement A)
     This Restricted Stock Unit Award Agreement is entered into between Lam Research Corporation, a Delaware corporation (the “Company”), and                                               (the “Participant”). This Agreement (the “Agreement”) is effective as of                                              , 200      (the “Grant Date”).
     Restricted Stock Units are granted to the Participant pursuant to the terms of the 1997 Stock Incentive Plan (the “Plan”) and are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. Capitalized terms used but not defined in this Agreement shall have the meaning specified in the Plan.
     NOW, THEREFORE, it is hereby agreed as follows:
     1.     Award of Restricted Stock Units. The Company has granted to the Participant                                               (               ) Restricted Stock Units. The Restricted Stock Units represent an unfunded, unsecured promise by the Company to deliver shares of Company Stock.
     2.      Vesting. Subject to the terms and conditions of this Agreement and provided that the Participant continues to provide Service (as defined in Section 3 below) to the Company (or any Parent Corporation or Subsidiary), 100% of the Restricted Stock Units will vest and become payable in shares of Company Stock (as set forth in Section 4) on [INSERT DATE] (the “Vesting Date”).
     3.      Effect of Termination of Service or Leave of Absence. If the Participant’s Service (as defined below) is terminated by the Participant or by the Company or a Subsidiary for any reason, including Participant’s death or Disability before all Restricted Stock Units have vested, the unvested Restricted Stock Units shall be forfeited by the Participant. As of the 31st (or 91st if reemployment is guaranteed by statute or contract) day of a leave of absence, vesting of the Restricted Stock Units will be suspended and vesting credit will no longer accrue, unless otherwise determined by the Committee or required by contract or statute. If the Participant returns to Service immediately after the end of an approved leave of absence, vesting credit shall continue to accrue from that date of continued Service. For purposes of this Agreement, “Service” shall mean the performance of services for the Company (or any Parent Corporation or Subsidiary) in the capacity of an employee, officer, consultant, or director (which includes non-employee and employee directors).
     4.      Form and Timing of Payment. Subject to Section 6 of this Agreement, on the Vesting Date, the Restricted Stock Units shall automatically be converted into unrestricted shares of Company Stock. Such shares will be issued to the Participant (as evidenced by the appropriate entry in the books of the Company or a duly authorized transfer agent of the Company) as soon as practicable after the end of the Restricted Period, but in any event, within the period ending on the later to occur of the date that is 2 1/2 months from the end of (i) the Participant’s tax year that includes the Vesting Date, or (ii) the Company’s tax year that includes the Vesting Date. Shares of Company Stock issued in respect of a Restricted Stock Unit shall be deemed to be issued in consideration of past services actually rendered by the Participant to the Company or a Subsidiary or for its benefit for which the Participant has not previously been compensated or for future services to be rendered, as the case may be, which the Company deems to have a value at least equal to the aggregate par value of the shares subject to the Restricted Stock Unit.
     5.      Dividends and Dividend Equivalent Payments. At the Company’s sole discretion, the

Participant may be entitled to receive cash payments equal to any cash dividends declared by the Board on the Company’s Stock and other distributions paid with respect to a number of shares of Company Stock that corresponds to the number of Restricted Stock Units each Participant holds. If any such dividends or distributions are paid in shares of Company Stock, the Fair Market Value of such shares of Company Stock on the dividend payment date shall be converted into Restricted Stock Units, and such Restricted Stock Units shall be subject to the same forfeiture restrictions and restrictions on transferability that apply to the Restricted Stock Units with respect to which they relate.
     6.      Tax Withholding Obligations. To meet the obligations of the Company and/or the Participant’s actual employer (the “Employer”) relating to the Participant with respect to any and all income tax, (including federal, state and local taxes), social insurance contributions, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”) under any applicable domestic or foreign federal, state or local statute, ordinance, rule, or regulation in connection with any aspect of the Restricted Stock Units, including the grant of the Restricted Stock Units, the vesting of the Restricted Stock Units, the conversion of the Restricted Stock Units into shares or the receipt of an equivalent cash payment, the subsequent sale of any shares acquired at vesting and the receipt of any dividends, the Committee shall require that the Company and/or the Employer withhold a number of whole shares of Company Stock otherwise deliverable having a Fair Market Value sufficient to satisfy the statutory minimum (or such higher amount as is allowable without adverse accounting consequences) of the Participant’s estimated total obligation for Tax-Related Items associated with any aspect of the Restricted Stock Units. The Company and/or the Employer may also in lieu of or in addition to the foregoing, at its sole discretion, (i) require the Participant to deposit with the Company or the Employer an amount of cash sufficient to meet his or her obligation for Tax-Related Items , (ii) withhold the required amounts from the Participant’s pay during the pay periods next following the date on which any such applicable tax liability otherwise arises, and/or (iii) sell or arrange for the sale of shares to be issued on the vesting of the Restricted Stock Units to satisfy the Participant’s and the Company’s or the Employer’s obligation for Tax-Related Items. If the Participant’s and/or the Company’s or the Employer’s obligation for Tax-Related Items is satisfied as described in (iii) of this section, the Company and/or the Employer will endeavor to sell only the number of shares required to satisfy the Participant’s and the Company’s or the Employer’s obligation for Tax-Related Items; however, the Participant agrees that the Company and/or the Employer may sell more shares than necessary to cover the Tax-Related Items. The Company shall not deliver any of the shares of Company Stock until and unless the Participant has made the deposit required herein or proper provision for required withholding has been made. The Participant hereby consents to any action reasonably taken by the Company or the Employer to meet his or her obligation for Tax-Related Items.
     7.      Restriction on Transferability. During the Restricted Period, neither the Restricted Stock Units, nor the shares or any beneficial interest therein, may be sold, transferred, pledged, assigned, or otherwise alienated at any time. Any attempt to do so contrary to the provisions hereof shall be null and void. Notwithstanding the above, distribution can be made pursuant to a will, the laws of descent and distribution, intra-family transfer instruments or to an inter vivos trust.
     8.      Requirements of Law. The issuance of shares of Company Stock upon vesting of the Restricted Stock Units shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Company Stock may be listed for trading at the time of such issuance. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Company Stock hereby shall relieve the Company of any liability with respect to the non-issuance of the Company Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.
     9.      Rights as Shareholder. The Participant shall not have voting or any other rights as a shareholder of the Company with respect to the Restricted Stock Units. Upon settlement of the Participant’s Restricted Stock Units into shares of Company Stock, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), the Participant will obtain full voting and other rights as a shareholder of the Company.
     10.      Corporate Transactions/Changes Of Control.
a.	In the event of any of the following stockholder-approved transactions (a “Corporate Transaction”):
i.	a merger or consolidation in which the Company is not the surviving entity, except for a transaction whose principal purpose is to change the State of the Company’s incorporation,

ii.	the sale, transfer, or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution, or

iii.	any “reverse” merger in which the Company is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities are transferred to holders other than those who owned such voting power immediately before the merger, then immediately before the effective date of the Corporate Transaction, each award of Restricted Stock Units granted under the Plan shall become fully vested (“accelerate”) with respect to the total number of shares of Company Stock then subject to the Award. However, an Award shall not accelerate if and to the extent: (i) the Award is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced by an Award on equivalent terms to acquire shares of the capital stock of the successor corporation or parent thereof, or (ii) acceleration of the Award is subject to other limitations imposed by the Committee at the Grant Date. The determination of equivalence under clause (i) above shall be made by the Committee and shall be final, binding, and conclusive as to all parties.
              b.     Upon consummation of the Corporate Transaction, all awards of Restricted Stock Units granted under the Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor (or surviving) corporation or its parent company.
              c.     Each award of Restricted Stock Units granted under the Plan that is replaced by an equivalent award in a Corporate Transaction or that otherwise continues in effect shall be appropriately adjusted, immediately after the Corporate Transaction, to apply to the number and class of securities that would have been issued in the Corporate Transaction to an actual holder of the number of shares of Company Stock that were subject to the Award immediately before the Corporate Transaction. Appropriate adjustment shall also be made to the price payable per share, if any; provided that the aggregate price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

            d.     The Committee shall have full discretionary authority, exercisable either in advance of, or at the time of, a Change in Control (as defined below), to provide for the automatic acceleration of awards of Restricted Stock Units granted under the Plan upon the occurrence of the Change in Control. The Committee shall also have full discretionary authority to condition any such acceleration upon the subsequent termination of the Participant’s Service to the Company (or a Parent Corporation or Subsidiary) within a specified period after the Change in Control. For all purposes of this Plan, a Change in Control shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement, other than a Corporate Transaction; provided that, without limitation, a Change in Control shall be deemed to have occurred if:
i.	any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a “person” under Section 14(d) (2) of the Exchange Act, is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then-outstanding securities entitled to vote in the election of directors of the Company, pursuant to a tender or exchange offer that the Board does not recommend that the Company’s stockholders accept; or

ii.	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new members of the Board, whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least three-quarters of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.
            e.     The grant of an award of Restricted Stock Units under the Plan shall not affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.
     11.      No Compensation Deferrals. Neither the Plan nor this Agreement is intended to provide for an elective deferral of compensation that would be subject to Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”). The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that no awards (including without limitation, the Restricted Stock Units) become subject to the requirements of Section 409A, provided however that the Company makes no representation that this Restricted Stock Unit is not subject to Section 409A nor makes any undertaking to preclude Section 409A from applying to this Restricted Stock Unit.
     12.      Administration. The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participant, the Company, and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or this Agreement.
     13.      Effect on Other Employee Benefit Plans. The value of the Restricted Stock Units granted pursuant to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Participant’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Subsidiary’s employee benefit plans.
     14.      No Employment Rights. The award of the Restricted Stock Units pursuant to this Agreement shall not give the Participant any right to continue providing Service to the Company or a Subsidiary. Also, the award is completely within the discretion of the Company, is voluntary and occasional and does not create any contractual or other right to receive future awards of Restricted Stock Units, or benefits in lieu of Restricted Stock Units even if Restricted Stock Units have been awarded repeatedly in the past. Restricted Stock Units are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or to a Subsidiary, and the grant of Restricted Stock Units is outside the scope of the Participant’s employment contract, if any. Further, the award of the Restricted Stock Units is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any overtime, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.
     15.      Amendment of Agreement. This Agreement may be amended only by a writing executed by the Company and the Participant, which specifically states that it is amending this Agreement. Notwithstanding the foregoing, this Agreement may be amended unilaterally by the Committee by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to the Participant, and provided that no such amendment adversely affects the rights of the Participant. Limiting the foregoing, the Committee reserves the right to change, by written notice to the Participant, the provisions of the Restricted Stock Units or this Agreement in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, (including, but in no way limited to, Code Section 409A as described in Section 10 of this Agreement), provided that such amendment shall not impair the rights of the Participant with respect to outstanding Restricted Stock Units without the Participant’s written consent.
     16.      Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Stock Administrator. Any notice to be given to the Participant shall be addressed to the Participant at the address listed in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices. Any notice shall have been deemed given when actually delivered.
     17.      Severability. The provisions of this Agreement are severable and if all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
     18.      Construction. The Restricted Stock Units are being issued pursuant to Section 7 of the Plan and are subject to the terms of the Plan. A copy of the Plan is available upon request during normal business hours at the principal executive offices of the Company. To the extent that any provision of this Agreement violates or is inconsistent with an express provision of the Plan, the Plan provision shall govern and any inconsistent provision in this Agreement shall be of no force or effect.
     19.      Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units granted under the Plan and participation in the Plan or future Restricted Stock Units that may be granted under the Plan by electronic means or to request the Participant’s consent to participate in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
     20.      Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the Company and the Participant with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof.
     21.      Miscellaneous.
          a.      The Company has established the Plan voluntarily, it is discretionary in nature and the Board may terminate, amend, or modify the Plan at any time; provided, however, that no such termination, amendment, or modification of the Plan may in any way adversely affect the Participant’s rights under this Agreement, without the Participant’s written approval unless such termination, amendment, or modification of the Plan is necessary in order to comply with any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision.
          b.     All obligations of the Company under the Plan and this Agreement, with respect to the Restricted Stock Units, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
          c.     By signing this Agreement, the Participant acknowledges that his or her personal employment or Service information regarding participation in the Plan and information necessary to determine and pay, if applicable, benefits under the Plan must be shared with other entities, including companies related to the Company and persons responsible for certain acts in the administration of the Plan. By signing this Agreement, the Participant consents to such transmission of personal data as the Company believes is appropriate to administer the Plan.
          d.     To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to its principles of conflict of laws.
     22.      Agreement to Participate. By executing this Agreement, the Participant agrees to abide by all of the governing terms and provisions of the Plan and this Agreement. Additionally, the Participant acknowledges having read and understood the terms and conditions of this Agreement, and specifically agrees to be bound by the terms thereof. The Participant must acknowledge his or her agreement to participate in the Plan and to abide by all of the governing terms and provisions of the Plan and this Agreement, by signing this Agreement electronically or, if otherwise instructed by the Company, by printing and signing a paper copy of this Agreement and returning it to the appropriate Company representative, within 60 days of the date of this Agreement.
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PARTICIPANT SIGNATURE
PRINTED NAME
DATE